                     FIRST AMENDMENT TO EMPLOYMENT AGREEMENT
                     ---------------------------------------


                  This First Amendment to Employment Agreement is made as of January 1, 2001 but executed as of May __, 2001 by and between Acadia Realty Trust, a Maryland real estate investment trust with offices at 20 Soundview Marketplace, Port Washington, New York 11050 (the "Trust") and Kenneth Bernstein (the "Executive").

                  WHEREAS, the Trust and Executive have heretofore entered into that certain Employment Agreement dated as of October 28, 1998 pursuant to which the Executive is employed as President of the Trust (the "Employment Agreement");

                  WHEREAS, Executive has been appointed to the additional position of Chief Executive Officer, effective January 1, 2001 (the "Appointment");

                  WHEREAS, in connection with the Appointment, the Trust and the Executive desire to implement certain amendments to the Employment Agreement as hereinafter set forth;

                  NOW, THEREFORE, it is hereby agreed that the Employment Agreement be, and hereby is, amended as follows:

                  1. Paragraph 3(a) of the Employment Agreement is hereby amended and restated to read in its entirety as follows:

                  "3.      Services/Place of Employment.

                  (a) Services. From January 1, 2001 and thereafter during the Employment Period, Executive shall hold the positions of President and Chief Executive Officer of the Trust and also serve as a member of the Board. Executive shall devote his best efforts and such business time, skill and attention to the business of the Trust (other than absences due to vacation, illness, disability or approved leave of absence) as in the reasonable business judgment of Executive is necessary to perform such duties as are customarily performed by similar executive officers and as may be more specifically enumerated from time to time by the Board or Executive Committee of the Board; provided, however, that the foregoing is not intended to (x) preclude Executive from (i) owning and managing personal investments, including real estate investments, subject to the restrictions set forth in Paragraph 13 hereof or
(ii) engaging in charitable activities and community affairs, or (y) restrict or otherwise limit Executive from conducting real estate development, acquisition or management activities with respect to those properties described in Schedule A, attached hereto (the "Excluded Properties"), provided that the performance of the activities referred to in the preceding clauses (x) and (y) does not, in the reasonable business judgment of Executive, prevent Executive from devoting sufficient business time to the Trust to carry out Executive's duties as President, Chief Executive Officer and member of the Board."

                  2. Paragraph 4(a) of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

                   "4.     Compensation and Benefits.

                  (a) Salary. From January 1, 2001 and thereafter during the Employment Period, the Trust shall pay Executive a minimum annual base salary in the amount of $300,000 (the "Annual Base Salary") payable in accordance with the Trust's regular payroll practices. Executive's Annual Base Salary shall be reviewed annually in accordance with the policy of the Trust from time to time and may be subject to upward adjustment based upon, among other things, Executive's performance, as determined in the sole discretion of the Compensation Committee of the Board (the "Compensation Committee"). In no event shall Executive's Annual Base Salary in effect at a particular time be reduced without his prior written consent."

                  3. Subparagraphs 7 (ii) and (iv) of the Employment Agreement are hereby deleted in its entirety and replaced with the following:

                  "7. Compensation Upon Termination of Employment Upon Death or Disability.

                                      *   *   *

                  (ii) an amount computed at an annualized rate equal to the Executive's Annual Base Salary at the rate then in effect pro-rated for the period commencing on the day following the date of termination and ending on the later of (A) 18 months from the date of termination or (B) the final day of the Unexpired Employment Period (the "Severance Salary"); plus

                                      *   *   *

                  (iv) a further amount computed at an annualized rate equal to the average of the Cash Incentive Bonuses awarded to the Executive for each of the last two (2) calendar years immediately preceding the year in which the Executive's employment is terminated, pro-rated for the period commencing on the day following the date of termination and ending on the later of (A) eighteen months from the date of termination of (B) the final day of the Unexpired
Employment Period ("Severance Bonus"; plus"....

                  4. Except as amended by this First Amendment to Employment Agreement, the Employment Agreement shall remain unchanged and in full force and effect.

                  IN WITNESS WHEREOF, Executive has hereunto set his hand and, pursuant to the authorization of its Board of Trustees, the Company has caused this First Amendment to Employment Agreement to be executed in its name on its behalf, all as of the day and year first above written.

                                                     EXECUTIVE

                                                     /s/ Kenneth Bernstein
                                                     ---------------------------
                                                     Kenneth Bernstein


                                                     ACADIA REALTY TRUST

                                                     By: /s/ Robert Masters
                                                         -----------------------
                                                         Robert Masters
                                                         Senior Vice President

                                        2